PAGE

   As filed with the Securities and Exchange Commission
                on October 8, 1997
========================================================

                                         Registration No. 333-33259
                                         ==========================



                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            ----------------

                    POST-EFFECTIVE AMENDMENT NO. ONE
                                 ON FORM S-8
                                 TO FORM S-4
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                         -----------------------

                         CHARTER ONE FINANCIAL, INC.
         (Exact name of registrant as specified in its charter)

           DELAWARE                        34-1567092

(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)

1215 SUPERIOR AVENUE, CLEVELAND, OHIO           44114
(Address of principal executive offices)      (Zip Code)

                          1986 STOCK OPTION PLAN
                                  AND
                  1992 STOCK-BASED COMPENSATION PLAN
                                   OF
                            RCSB FINANCIAL, INC.
                       (COLLECTIVELY, THE "PLANS")
                         (Full title of the plan)
                        --------------------------

                        ROBERT J. VANA, ESQUIRE
                        CHIEF CORPORATE COUNSEL
                       CHARTER ONE FINANCIAL, INC.
                         1215 SUPERIOR AVENUE
                         CLEVELAND, OHIO 44114
                (Name and address of agent for service)
                              (216) 589-8320
        (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                           JAMES S. FLEISCHER, P.C.
                          MICHAEL S. SADOW, ESQUIRE
                        SILVER, FREEDMAN & TAFF, L.L.P.
   (A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                           1100 NEW YORK AVE., N.W.
                            WASHINGTON, D.C.  20005
                                  (202) 414-6100

                     CALCULATION OF REGISTRATION FEE

===============================================================================
                                         Proposed maximum     Proposed maximum
Title of securities   Amount to be       offering price       aggregate        Amount of
to be registered      registered(1)      per share            offering       registration
                                                              price               fee
------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share        394,692 shares    N/A               N/A             N/A(2)
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plans, may become subject to the Plans.

(2) The Registrant previously paid $234,237 with the original filing on August 8, 1997 to register 13,874,379 shares, including the 394,692 shares which may be issued pursuant to the Stock Plans.

                            PURPOSE OF AMENDMENT

     The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, par value $.01 per share
(the "Common Stock"), of Charter One Financial, Inc. ("Charter One") previously registered on Form S-4 (No. 333-33259) for issuance pursuant to options granted under the Rochester Community Savings Bank ("Rochester") 1986 Stock Option Plan and the Rochester 1992 Stock-Based Compensation Plan (collectively, the "Plans") of RCSB Financial, Inc., successor to Rochester ("RCSB"), pursuant to the terms and conditions of an Agreement and Plan of Merger and Reorganization dated as of May 21, 1997, by and between Charter One, Charter-Michigan Bancorp, Inc., Charter One Bank, F.S.B., RCSB and Rochester. The merger was consummated on October 3, 1997.


                        PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                          PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     The following documents previously or concurrently filed by Charter One with the Commission (File No. 0-16311) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

  1. The Annual Report on Form 10-K of Charter One for the fiscal year ended December 31, 1996, as amended on Forms 10-K/A on August 8, 1997 and August 12, 1997
         (the "Charter One 1997 10-K").

  2. The Quarterly Report on Form 10-Q of Charter One for the quarterly period ended March 31, 1997, as amended on Form 10-Q\A.

  3. The Quarterly Report on Form 10-Q of Charter One for the quarterly period ended June 30, 1997.

  4. The description of the Charter One Common Stock contained in Charter One's Registration Statement on
         Form 8-A dated January 12, 1988 (and any amendment or report filed for the purpose of updating the description).

     All documents subsequently filed by Charter One with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     Charter One shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert J. Vana, Chief Corporate Counsel and Secretary, Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114, telephone number (216) 589-8320.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities.
            -------------------------

     Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Not Applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------


     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

     Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d)     Any indemnification under subsections (a) and
(b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

          TWELFTH:  Indemnification.

      A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

         C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

      D.     Determination of Right to Indemnification.
Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or
(ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper in the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

     E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursement) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

     H. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

     I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

     J. Savings Clause. If this Article TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

     K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

     Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

     Not applicable.

Item 8.    Exhibits.
           --------

     See the Index to Exhibits to this Registration Statement.

Item 9.     Undertakings.
            ------------

      (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)     To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                (ii)     To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland, State of Ohio, on October 8, 1997.

CHARTER ONE FINANCIAL, INC.


By: /s/ CHARLES JOHN KOCH
    -------------------------------------------
     Charles John Koch, Chairman of the Board,
        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned directors and officers of the Registrant, hereby severally appoint Charles John Koch, Richard W. Neu and Robert J. Vana, or any of them, our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Charles John Koch, Richard W. Neu or Robert J. Vana may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Registrant's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below in this Registration Statement, any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Charles John Koch, Richard W. Neu or Robert J. Vana shall lawfully do or cause to be done by virtue thereof.

Signature
---------

/s/CHARLES JOHN KOCH                          Date: October 8, 1997
----------------------------------------            ----------------------
Charles John Koch, Chairman of the Board
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

/s/RICHARD W. NEU                             Date: October 8, 1997
----------------------------------------            -----------------------
Richard W. Neu
Director and Chief Financial Officer
(Principal Financial Officer)

/s/EUGENE B. CARROLL, SR.                      Date: October 8, 1997
---------------------------------------              ----------------------
Eugene B. Carroll, Sr., Director

/S/PHILLIP W. FISHER                           Date: October 8, 1997
---------------------------------------               --------------------
Phillip W. Fisher, Director
/s/DENISE M. FUGO                              Date: October 8, 1997
---------------------------------------               ---------------------
Denise M. Fugo, Director

/s/MARK D. GROSSI                                Date: October 8, 1997
---------------------------------------               ---------------------
Mark D. Grossi, Director

/s/CHARLES M. HEIDEL                            Date: October 8, 1997
---------------------------------------               ---------------------
Charles M. Heidel, Director

/s/CHARLES F. IPAVEC                           Date: October 8, 1997
---------------------------------------               ---------------------
Charles F. Ipavec, Director

/s/JOHN D. KOCH                                   Date: October 8, 1997
---------------------------------------               ---------------------
John D. Koch, Director

/s/PHILIP J. MEATHE                              Date: October 8, 1997
---------------------------------------               ---------------------
Philip J. Meathe, Director.

/s/HENRY R. NOLTE, JR.                          Date: October 8, 1997
---------------------------------------               ---------------------
Henry R. Nolte, Jr., Director

/s/VICTOR A. PTAK                                 Date: October 8, 1997
---------------------------------------               ---------------------
Victor A. Ptak, Director

/s/JEROME L. SCHOSTAK                           Date: October 8, 1997
---------------------------------------               ---------------------
Jerome L. Schostak, Director

/s/MARK SHAEVSKY                                Date: October 8, 1997
---------------------------------------               ---------------------
Mark Shaevsky, Director

/s/ERESTEEN R. WILLIAMS                          Date: October 8, 1997
---------------------------------------               ---------------------
Eresteen R. Williams, Director

PAGE

                               INDEX TO EXHIBITS

Exhibit
Number                               Description of Exhibits
------------       --------------------------------------------------------

4.1 Registrant's Second Restated Certificate of Incorporation, as amended, filed as an exhibit to Registrant's Report on Form 8-K dated October 31, 1995 (File No. 0-16311), is incorporated herein by reference.

4.2            Registrant's Amendment to its Second Restated Certificate of
               Incorporation.

4.2 Registrant's Bylaws, as amended and currently in effect, filed as an exhibit to Registrant's Registration Statement on Form S-4 (File No. 333-33169), is incorporated herein by reference.

4.3 Form of Certificate of Common Stock, filed on January 22, 1988 as Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

4.4 Shareholder Rights Agreement dated November 21, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

5 Opinion of Silver, Freedman & Taff, L.L.P. as to legality of the securities being registered*

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Silver, Freedman & Taff, L.L.P. (included in
               Exhibit 5)

24             Power of Attorney (contained on signature page)

99.1 1986 Stock Option Plan of Rochester (predecessor to RCSB), filed as an exhibit to RCSB's Current Report on Form 8-K dated September 1, 1995 (File No. 0-17709), is incorporated herein by reference.

99.2 1992 Stock-Based Compensation Plan of Rochester (predecessor to RCSB), filed as an exhibit to RCSB's Current Report on Form 8-K dated September 1, 1995 (File No. 0-17709), is incorporated herein by reference.

99.3 Amendment to the 1992 Stock-Based Compensation Plan of Rochester (predecessor to RCSB), dated November 22, 1995, filed as an exhibit to RCSB's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1996 (File No. 0-17709), is incorporated herein by reference.


---------------------------
     * Previously filed.